Exhibit 10.7

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is dated as of the 8th day of January, 2003 by and among RevCare, Inc., a Nevada corporation (“Debtor”), and the persons listed on the signature pages hereto (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Debtor and its subsidiary, Orange County Professional Services, Inc., a California corporation (“OCPS”), previously issued certain Convertible Secured Promissory Notes dated August 14, 2000 (as the same may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, collectively, the “Original Notes”), in favor of the Secured Parties, in an aggregate original principal sum of Four Million Two Hundred Thousand Dollars ($4,200,000).

WHEREAS, the obligations of Debtor and OCPS under the Original Notes were secured pursuant to the terms of a Security Agreement dated August 14, 2000 (the “Original Security Agreement”).

WHEREAS, Debtor has paid in full certain of the Original Notes and is concurrently herewith amending and restating the terms and conditions with respect to the sums still outstanding under the remaining Original Notes pursuant to the terms and conditions of the following promissory notes (collectively, the “Notes”):

(1)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Debtor in favor of Russ Mohrmann and Suzette Mohrmann in the original principal amount of $1,373,981.03;

(2)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Debtor in favor of RBA Rem-Care, Inc. in the original principal amount of $412,435.40;

(3)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Debtor in favor of Insource Medical Solutions, LLC in the original principal amount of $198,442.10;

(4)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Debtor in favor of Hospital Employee Labor Pool in the original principal amount of $583,653.23; and

(5)                                  That certain Secured Convertible Promissory Note dated August 14, 2000 issued by Debtor in favor of Rob and Barbara Perez in the original principal amount of $1,225,000, as amended by that certain Modification Agreement dated January 8, 2003.

WHEREAS, the parties desire to amend and restate the Original Security Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Secured Parties to make the financial accommodations to Debtor as set forth under the Notes, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Debtor hereby agrees with the Secured Parties as follows:

1.                                       Grant of Security Interests.  In order to secure the prompt and complete payment and performance of the Secured Obligations (as defined below) in accordance with the terms thereof, Debtor hereby grants to the Secured Parties a security interest in and to all right, title and interest of Debtor in the following property, (all being collectively referred to as the “Collateral”):

(a)                                  All goods, inventory, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(b)                                 All general intangibles (other than the “Intellectual Property” described in paragraph (e)), contract right, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(c)                                  All accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor, whether or not arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, and whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

(d)                                 All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper and Debtor’s books relating to the foregoing;

(e)                                  All goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips; all claims for damages by way of any past, present and future infringement of any of the foregoing, , collectively the “Intellectual Property”. Lender’s Security Interest in any Intellectual Property is only to the extent that (i) such Intellectual Property is proceeds of collateral other than Intellectual Property or (ii) any collateral described in paragraph (c) above is proceeds of such Intellectual Property; and

(f)                                    All Debtor’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

(g)                                 All shares of capital stock in OCPS held by Debtor (the “Shares”); and

(h)                                 All proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any of the Collateral described in subclauses (a) through (g) above including, without limitation, all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

2.                                       Security for Secured Obligations.  This Agreement secures the prompt and complete payment and performance of the debts, obligations and liabilities of Debtor to the Secured Parties under the Notes, together with any renewals, extensions, restructurings and refinancings thereof (all such debts, obligations and liabilities of Debtor being collectively referred to herein as the “Secured Obligations”).

3.                                       Debtor Remains Liable.  Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Parties of any of the rights granted hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) the Secured Parties shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.                                       Further Assurances; Covenants.

4.1                                 Other Documents and Actions.  Debtor will, from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to perfect and protect the security interests granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Parties may request, in order to perfect and preserve the security interests granted hereby and (b) upon the Secured Parties’ reasonable request, appear in and defend any action or proceeding that may affect Debtor’s title to or the security interests of the Secured Parties in the Collateral.

4.2                                 The Secured Parties Authorized.  Debtor hereby authorizes the Secured Parties to file one or more financing or continuation statements, and amendments thereto,

relating to all or any part of the Collateral without the signature of Debtor to the extent permitted by law.

4.3                                 Taxes and Claims.  Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity thereof is being contested in good faith.

4.4                                 Insurance.  Debtor shall insure the Collateral against risk of loss or damage by fire, including extended coverage, theft, and other casualties in an amount equal to the full replacement cost thereof, without deduction for depreciation.

4.5                                 Corporate or Name Change.  Debtor will give the Secured Parties sixty (60) days prior written notice of any change in Debtor’s name, identity, corporate structure or place of business.

4.6                                 No Distributions.  OCPS shall not, and Debtor shall not cause OCPS to, pay any dividend or make any distribution to Debtor in respect of the Shares; provided, however, that nothing contained herein shall prohibit payments on the Notes out of the assets of OCPS.

5.                                       The Secured Parties Appointed Attorney-in-Fact.  Debtor hereby irrevocably appoints the Secured Parties as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, the Secured Parties or otherwise, from time to time in the Secured Parties’ discretion to take any action and to execute any instrument that the Secured Parties may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.  This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

6.                                       Transfers and Other Liens.  Debtor shall not:

(a)                                  sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of business; or

(b)                                 create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any person except in the ordinary course of business, as disclosed on Schedule 1 or as otherwise permitted under the Notes or this Agreement.

7.                                       Pledgeholder, Delivery of Share Certificates.

(a)                                  Debtor and the Secured Parties hereby designate Andrew Talley, counsel to the Secured Parties, to act as the pledgeholder (the “Pledgeholder”) of the Shares during the term of this Agreement.  Except as provided above, the designated Pledgeholder may be changed only upon the mutual consent of the parties.  Concurrently with the execution of this Agreement, Debtor shall deliver to Pledgeholder a certificate registered in the name of Debtor with separate stock assignment forms endorsed in blank and undated evidencing the Shares to be held by Pledgeholder in accordance with the terms of this Agreement.  Debtor agrees to deposit with

Pledgeholder in the same manner all additional share certificates evidencing additional Shares which may from time to time be issued by OCPS to Debtor during the term of this Agreement.

(b)                                 Pledgeholder is not the agent of the Secured Parties or Debtor for the purposes of the Pledgeholder’s duties hereunder and is not responsible for knowing or interpreting any provision of the Notes or this Agreement.  Pledgeholder shall perform his duties and obligations under this Agreement only upon receipt of written instructions of either the Secured Parties or Debtor, as the case may be, or their authorized agents or representatives.  Copies of all instructions delivered to Pledgeholder shall concurrently be delivered to the noninstructing party at the address set forth on the signature page.

(c)                                  In the event Pledgeholder receives conflicting instructions or demands or an objection to any one set of instructions, Pledgeholder shall immediately notify the parties of such conflict or objection and shall take no action of any nature whatsoever so long as such conflict or objection continues.  In so doing, Pledgeholder shall not be or become liable for any damages to the parties for Pledgeholder’s failure to comply with conflicting demands or instructions.  Pledgeholder shall continue to refrain from taking any action until all differences have been resolved by the mutual agreement of the parties, a copy of which shall be delivered to Pledgeholder, or until the rights of the parties have been finally adjudicated in a court of proper jurisdiction.  Upon the request of either Debtor or the Secured Parties, Pledgeholder shall file a suit in interpleader or for a declaratory judgment for the purpose of having the respective rights of the parties adjudicated in respect to this Agreement and the Shares held by Pledgeholder.  The parties jointly and severally agree to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Pledgeholder; provided, however, the prevailing party in such action shall have the right to reimbursement from the other party for all costs and expenses including attorneys’ fees paid by such prevailing party to Pledgeholder pursuant to this Agreement.

(d)                                 The parties shall jointly and severally indemnify, defend and hold Pledgeholder harmless from and against any and all claims, losses and liabilities, including attorneys’ fees, arising out of or in connection with serving as Pledgeholder, provided Pledgeholder shall not be indemnified for bad faith conduct or intentional misconduct.

(e)                                  The parties agree so long as there is no default under the Notes or this Agreement, the Shares shall be held of record by Debtor.  Debtor shall not vote the Shares for any plan to terminate, liquidate, or wind-up or dissolve, or merge, consolidate, reorganize or otherwise alter the form of OCPS, or to sell or otherwise transfer all or substantially all of the assets of OCPS without obtaining the prior written consent of the Secured Parties.  In the event of default, the Shares shall be held of record by the Secured Parties, and they may vote the Shares for all purposes as they determine in their sole discretion.

(f)                                    Debtor agrees that if any of the following events of default occur, and such default is not cured within ten (10) days after written notice thereof is delivered to Debtor at its last known address, Pledgeholder may transfer the Shares to the Secured Parties without any further instruction from Debtor, and Debtor shall not object to or contest any such transfer of the Shares by Pledgeholder:

(i):                                  the failure of Debtor to make the payments required under Section 1 of that certain Modification Agreement between Russ Mohrmann and Debtor dated January     , 2003 by March in accordance with the terms set forth therein; or

(ii):                               the failure of Debtor to make the payments required under Section 1 of that certain Modification Agreement between Rob Perez and Debtor dated January     , 2003 by March in accordance with the terms set forth therein; or

(iii):                            the failure of Debtor to pay any Note in full on January 5, 2004; or

(iv)                              the filing by Debtor of any form, report or document required to be filed with the Securities and Exchange Commission (“SEC”) in accordance with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder which reflects that total shareholders’ equity is below Two Million Seven Hundred Thousand Dollars ($2,700,000).

8.                                       Remedies.  Debtor’s default in the payment of indebtedness under the Secured Obligations or material default in the performance of its obligations under the Notes or this Agreement shall constitute an event of default.  If any default shall have occurred and be continuing for a period of thirty (30) days after notice thereof to Debtor, the Secured Parties shall have (a) in respect of the Collateral, all rights and remedies provided for herein or otherwise available to it all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect on the date hereof in the State of California (“UCC”), and (b) all rights and remedies of the Secured Parties provided for herein or otherwise available to it under the Notes.

9.                                       Termination of Security Interests; Release of Collateral.  Upon payment in full of the Notes, the security interests granted hereunder shall terminate and all rights to the Collateral shall revert to Debtor.  Upon such termination of the security interests or release of any Collateral, the Secured Parties will execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of such security interests or the release of such Collateral, as the case may be.

10.                                 Attorneys’ Fees.  Should any Secured Obligation or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or by any judicial or nonjudicial foreclosure proceeding, or if any Secured Obligation is referred to an attorney for collection after default, Debtor agrees to pay reasonable attorneys’ fees and  collection and enforcement costs and expenses.

11.                                 Severability.  If any of the provisions of this Agreement shall be held to be invalid or unenforceable, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

12.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.                                 Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to the conflicts of law principals thereof.  The UCC as it now exists and as it may hereafter be amended, is hereby expressly incorporated into this Agreement as if it were fully set forth herein.

14.                                 Integration.  This Agreement and the Notes contain the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, representations and acknowledgements of the parties.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed in this Agreement and the Notes.

15.                                 Waivers and Amendments.  No change, modification, extension, termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

16.                                 Successors and Assigns.  In the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations.  This Agreement shall be binding on Debtor and its successors and assigns.

17.                                 Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

18.                                 Notices.  Any notices or other communications pursuant to this Agreement shall be deemed to have been given when delivered personally, or five (5) days after delivery when deposited in the United States mail, registered or certified, with proper postage and registration or certification fees prepaid, or one (1) day after delivery when delivered to Federal Express or a similar overnight carrier, addressed to parties at the addresses set forth on the signature pages hereto or to such other addresses as may be designated by any of the parties from time to time by written notice given to the other party(ies) in the aforesaid manner.

19.                                 Subordination.  The Notes, this Agreement and the rights of the Secured Parties hereunder and under the Notes are or will be subordinate to the rights of Bridge Bank, NA pursuant to the terms of a Subordination Agreement (the “Subordination Agreement”).  Nothing contained in the Notes or this Agreement shall directly or indirectly modify the provisions of the Subordination Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt (as defined in the Subordination Agreement) or the subordination of the security interest or lien that the Secured Parties may have in any property of Debtor or its subsidiaries.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DEBTOR:

REVCARE, INC.

By:	/s/ Fred McGee
Name:	Fred McGee
Title:	CFO

Address:	5400 Orange Avenue, Suite 200 Cypress, CA 90630

SECURED PARTIES:

/s/ Russell E. Mohrmann
Russ Mohrmann

/s/ Suzette M. Mohrmann
Suzette M. Mohrmann

Address:	9432 Walker Ranch Circle Villa Park, CA 92861-2820

RBA Rem-Care, Inc., a California corporation

By:	/s/ Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	President

Insource Medical Solutions, LLC,
a California limited liability corporation

By:	/s/ Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	Member

Hospital Employee Labor Pool, a California Corporation

By:	/s/ Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	President

/s/ Rob Perez
Rob Perez

/s/ Barbara C. Perez
Barbara C. Perez

Address:	9752 Villa Woods Dr. Villa Park, CA 92861

SCHEDULE I

Permitted Encumbrances and Security Interests

1.                                       The Collateral is subject to certain liens created by security interests granted to Bridge Bank, NA.  Any and all claims Bridge Bank, NA may have for payment, damages and/or any sums relating to the secured obligations of Debtor to such holder are and shall be superior and prior to any and all existing or future Secured Obligations.